EXHIBIT 4.22

NEW FACILITY JOINDER AGREEMENT – TRANCHE B-3 TERM LOANS

This NEW FACILITY JOINDER AGREEMENT, dated as of April 26, 2013 (this "Agreement"), is by and among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH ("CS"), as the Initial Tranche B-3 Lender (as defined below), HARLAND CLARKE HOLDINGS CORP., a Delaware corporation (the "Borrower"), the other Loan Parties, and CS, as administrative agent and collateral agent (the "Agent").
RECITALS:
WHEREAS, reference is made to that certain Credit Agreement, dated as of April 4, 2007 (as amended as of May 4, 2007, as further amended by that Amendment Agreement dated as of May 10, 2012 and as further amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"), among the Borrower, each Subsidiary Guarantor of the Borrower from time to time party thereto (each a "Subsidiary Co-Borrower" and, together with the Borrower, the "Co-Borrowers"), the Lenders from time to time party thereto and CS, as administrative agent and collateral agent (capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement);
WHEREAS, on the terms and subject to the conditions of the Credit Agreement, the Borrower may request the establishment of Tranche B-3 Term Loan Commitments pursuant to a New Facility Joinder Agreement;
WHEREAS, on the terms and subject to the conditions contained herein, CS has agreed to be the initial Lender of all of the Tranche B-3 Term Loans hereunder (the "Initial Tranche B-3 Lender"); and
WHEREAS, each Tranche B-1 Term Loan Lender that will be a Tranche B-3 Term Loan Lender (each, a "Rolling Lender" and, together with the Initial Tranche B-3 Lender, the "Tranche B-3 Term Loan Lenders") shall execute and deliver a counterpart to the Tranche B-3 Lender Consent in the form attached hereto as Annex I (the "Consent").
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
This Agreement is in respect of Tranche B-3 Term Loan Commitments in an aggregate principal amount of $750,000,000.00. The Tranche B-3 Term Loan Commitments evidenced by this Agreement constitute Indebtedness permitted to be incurred pursuant to Section 6.01(b)(ii) of the Credit Agreement.
The Initial Tranche B-3 Lender hereby agrees to provide its Tranche B-3 Term Loan Commitments and to make a Tranche B-3 Term Loan in respect thereof to the Borrower in an aggregate principal amount equal to $750,000,000.00 on the New Effective Date on the terms and subject to the conditions set forth below; provided that the cash portion of the Tranche B-3 Term Loan funded by the Initial Tranche B-3 Lender shall be reduced by the combined aggregate principal amount of the outstanding Tranche B-1 Term Loans of each Rolling Lender that elected the "Cashless Settlement Option" in its Consent (or the Lesser Specified Amount (as defined below) of such Rolling Lender).
The Initial Tranche B-3 Lender (a) confirms that it has received a copy of the Credit Agreement, the other Loan Documents, the Collateral Trust Agreement (as defined below) and the ABL Intercreditor Agreement (as defined below), together with copies of the financial statements most recently required to be delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents, the Collateral Trust Agreement and the ABL Intercreditor Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
"ABL Credit Agreement" shall mean the Credit Agreement dated as of February 20, 2013 (as amended, restated, supplemented or otherwise modified from time to time) among the Borrower, Holdings, the subsidiary co-borrowers party thereto, and Citibank, N.A., as administrative agent and collateral agent.
"ABL Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of February 20, 2013 (as amended, restated, supplemented or otherwise modified from time to time) among the Borrower, Holdings, the other grantors party thereto, Citibank, N.A., as collateral agent for the lenders under the ABL Credit Agreement, CS, in its capacity as collateral agent under the Credit Agreement, and Wells Fargo Bank, National Association ("Wells Fargo"), in its capacity as collateral trustee for holders of the Pari Passu Notes (as defined below).
"Collateral Trust Agreement" shall mean the Collateral Trust Agreement dated as of July 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time) among the Borrower, the guarantors from time to time party thereto, CS, in its capacity as collateral agent under the Credit Agreement, Wells Fargo, in its capacity as indenture trustee under the notes indenture for the Pari Passu Notes, and Wells Fargo, in its capacity as collateral trustee for the holders of the Pari Passu Notes.
"Pari Passu Notes" shall mean the Borrower’s 9.750% senior secured notes due 2018 issued under that certain indenture dated as of July 24, 2012 among the Borrower, each of the co-issuers and guarantors party thereto, and Wells Fargo, as indenture trustee.
Each Rolling Lender, by executing and delivering its Consent, agrees either that on the New Effective Date (i) its existing Tranche B-1 Term Loans shall be exchanged for Tranche B-3 Term Loans in accordance with the terms of the "Cashless Settlement Option" set forth in such Rolling Lender’s Consent in accordance with the provisions thereof or (ii) it shall purchase Tranche B-3 Term Loans from the Initial Tranche B-3 Lender in accordance with the terms of the Assignment Settlement Option set forth in such Rolling Lender’s Consent, in the case of either clause (i) or clause (ii) of this paragraph, in the amount set forth in the Consent of such Rolling Lender (or such lesser amount specified by the Agent (the "Lesser Specified Amount")), and such Rolling Lender acknowledges that the Tranche B-3 Term Loans will have the terms set forth herein and in the Credit Agreement.

The Initial Tranche B-3 Lender hereby agrees to provide its Tranche B-3 Term Loan Commitments on the following terms and conditions:

1.
New Effective Date. The New Effective Date for the Tranche B-3 Term Loan Commitments shall be the date on which the conditions set forth in Section 11 hereof are first satisfied or waived, which date is April 26, 2013.

2.
Applicable Rates. The Applicable Rate for the Tranche B-3 Term Loans shall be, with respect to such Loans that are (a) LIBOR Rate Loans, 5.50% per annum and (b) ABR Loans, 4.50% per annum; provided that (x) the Adjusted LIBOR Rate with respect to Tranche B-3 Term Loans shall not be less than 1.50% per annum and (y) the Alternate Base Rate with respect to Tranche B-3 Term Loans shall not be less than 2.50% per annum.

3.
Maturity Date; Principal Payments. The Tranche B-3 Maturity Date for the Tranche B-3 Term Loans shall be May 22, 2018; provided that if the commitments under the ABL Credit Agreement have been terminated and all obligations (other than contingent obligations as to which no claim has been asserted) thereunder have been repaid in full, the Tranche B-3 Maturity Date shall instead be February 15, 2015 unless, on or prior to February 15, 2015, (i) the Senior Notes shall have been repaid, redeemed, defeased, or otherwise satisfied in full, provided, that if such repayment, redemption, defeasance or other satisfaction shall have been financed, in whole or in part, with the proceeds of Indebtedness, such Indebtedness shall have a maturity date that is on or after May 22, 2018, or (ii) the final maturity date for any then outstanding Senior Notes shall have been extended to a date on or after May 22, 2018 pursuant to an amendment that does not provide for greater amortization with respect thereto prior to May 22, 2018 than that in effect on the New Effective Date. The principal amount of the Tranche B-3 Term Loans shall be paid in Installments on each Installment Date, commencing September 30, 2013, in an amount (the "Tranche B-3 Quarterly Amount") equal to 0.625% of the aggregate principal amount of the Tranche B-3 Term Loans outstanding on the New Effective Date (after giving effect to the making of Tranche B-3 Term Loans on the New Effective Date).

4.
Fees. The Co-Borrowers shall pay on the New Effective Date to the Initial Tranche B-3 Lender, for the benefit of the Initial Tranche B-3 Lender and the Rolling Lenders pursuant to the "Cashless Settlement Option", as fee compensation for the funding (or cashless settlement) of the Tranche B-3 Term Loans, an up-front fee (the "Up-Front Fee") in an amount equal to 1.00% of the stated principal amount of the Tranche B-3 Term Loans, such Up-Front Fee to be payable from the proceeds of the Tranche B-3 Term Loans as and when funded on the New Effective Date.

5.	Other Terms and Section 9.02(h) Amendments.
a. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, the following additional terms shall apply to the Tranche B-3 Term Loans:

(i).
In the event all or any portion of the Tranche B-3 Term Loans are (i) prepaid pursuant to Section 2.08(a) of the Credit Agreement (other than pursuant to the requirements of Section 2.15 or Section 2.20 of the Credit Agreement or Section 5.a.(ii) of this Agreement) or Section 2.09(b)(ii) of the Credit Agreement or (ii) subject to an amendment the effectiveness of which reduces the All-In Initial Yield applicable to the Tranche B-3 Term Loans, then (a) if such prepayment or amendment occurs prior to the first anniversary of the New Effective Date, the Borrower shall pay to the Lenders of Tranche B-3 Term Loans at such time a fee equal to 2.00% of the aggregate principal amount of Tranche B-3 Term Loans then outstanding that are subject to such prepayment or amendment and (b) if such prepayment or amendment occurs on or after the first anniversary of the New Effective Date and prior to the second anniversary of the New Effective Date, then the Borrower shall pay to the Lenders of Tranche B-3 Term Loans at such time a fee equal to 1.00% of the aggregate principal amount of Tranche B-3 Term Loans then outstanding that are subject to such prepayment or amendment.

(ii).
Notwithstanding anything herein or in the Credit Agreement to the contrary, unless consented to by the holders of a majority in principal amount of Tranche B-3 Term Loans, commencing September 30, 2013 and so long as any Tranche B-3 Term Loans are outstanding, to the extent that the Installment Amount for any Installment Date is less than the Minimum Amortization Amount for such Installment Date, the Borrower shall make a voluntary prepayment of Term Loans pursuant to Section 2.08 of the Credit Agreement on such Installment Date in an aggregate amount equal to such difference. For purposes of the foregoing:

"Minimum Amortization Amount" means, with respect to any Installment Date, an amount equal to the lesser of:
(a) the product of (i) 1.25% and (ii) the aggregate outstanding principal amount on such Installment Date (after giving effect to all prepayments (other than any Installments due and payable on such Installment Date)) of Indebtedness of the Borrower and its Restricted Subsidiaries secured by Permitted Collateral Sharing Liens (other than any Secured Hedging and Cash Management Obligations), and
(b) $18,750,000.
"Installment Amount" means, with respect to any Installment Date, an amount equal to the sum of (a) the aggregate principal amount of all Series of Term Loans actually required to be repaid on such Installment Date pursuant to Section 2.07 of the Credit Agreement plus (b) the Installment Credit for such Installment Date.
"Installment Credit" means, with respect to any Installment Date, the aggregate amount by which the Installments for such Installment Date have been decreased pursuant to the proviso to Section 2.07(b) of the Credit Agreement.
b. Pursuant to the proviso to Section 9.02(b)(i)(x) and Section 9.02(h) of the Credit Agreement, the Credit Agreement is hereby amended by:
(i). adding the following defined terms in alphabetical order:

1.
"All-In Initial Yield" means with respect to any Series of Term Loans or tranche of other term loan financing referred to in the last sentence of Section 2.24(e), the initial yield on such Series or tranche as determined by the Agent to be equal to the sum of (x) the margin above the LIBOR Rate on such Series or tranche, (y) the amount of any OID (as defined in Section 2.24(e)) with respect to such Series or tranche divided by the average life to maturity of such Series or tranche and (z) if such Series or tranche contains an interest rate "floor" with respect to the LIBOR Rate, as adjusted for statutory reserves (a "LIBOR Rate floor") the amount, if any, by which (1) such LIBOR Rate floor exceeds (2) the Adjusted LIBOR Rate for Tranche B-3 Term Loans that would be in effect for a 3-month Interest Period commencing on the date such Series or tranche is established (or, in the case of an amendment referred to in clause (ii) of Section 5.a.(i) of the New Facility Joinder Agreement (Tranche B-3 Term Loans), at the time of effectiveness of the amendment referred to therein).

2.	"Consent" has the meaning assigned to such term in the New Facility Joinder Agreement (Tranche B-3 Term Loans).

3.	"Initial Tranche B-3 Lender" has the meaning assigned to such term in the New Facility Joinder Agreement (Tranche B-3 Term Loans).

4.	"LIBOR Rate floor" has the meaning assigned to such term in the definition of "All-In Initial Yield".

5.
"New Facility Joinder Agreement (Tranche B-3 Term Loans)" means that certain New Facility Joinder Agreement dated as of April 26, 2013 by and among the Initial Tranche B-3 Lender, the Borrower the other Loan Parties and the Agent.

6.	"Rolling Lender", with respect to the Tranche B-3 Term Loans only, has the meaning assigned to such term in the New Facility Joinder Agreement (Tranche B-3 Term Loans).

7.	"Tranche B-3 Effective Date" has the meaning assigned to the term "New Effective Date" in the New Facility Joinder Agreement (Tranche B-3 Term Loans).

8.	"Tranche B-3 Yield Differential" has the meaning assigned to such term in Section 2.24(e).
(ii). adding the following sentence at the end of Section 2.24(e) of the Credit Agreement:
In addition, with respect to Term Loans of any new Series incurred pursuant to Section 2.24(a) only, (i) unless consented to by the holders of a majority of Tranche B-3 Term Loans, so long as any Tranche B-3 Term Loans are outstanding the Weighted Average Life to Maturity of all Term Loans of such new Series of Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Tranche B-3 Term Loans and the final maturity date of such new Series of Term Loans shall be no earlier than the Tranche B-3 Maturity Date, and (ii) if the All-In Initial Yield on such new Series of Term Loans exceeds by more than 50 basis points the All-In Initial Yield on the Tranche B-3 Term Loans (the amount of such excess, if any, above 50 basis points being referred to herein as the "Tranche B-3 Yield Differential"), then the interest rate margin (and, as provided in the following proviso, the LIBOR Rate floor) then in effect for the Tranche B-3 Term Loans shall be increased to eliminate such Tranche B-3 Yield Differential; provided that, to the extent any portion of the Tranche B-3 Yield Differential is attributable to the LIBOR Rate floor applicable to such new Series of Term Loans exceeding the Adjusted LIBOR Rate in effect at such time for a 3-month Interest Period, the LIBOR Rate floor applicable to the outstanding Tranche B-3 Term Loans shall first be increased to eliminate such Tranche B-3 Yield Differential to an amount not to exceed the LIBOR Rate floor applicable to such new Series of

Term Loans prior to any increase in the interest rate margin applicable to such Tranche B-3 Term Loans then outstanding.
(iii). replacing the Commitment Schedule attached to the Credit Agreement with the Commitment Schedule attached hereto as Schedule I.

6.	Proposed Borrowing. This Agreement represents the Borrower’s request to borrow Tranche B-3 Term Loans as follows (the "Proposed Borrowing"):

a.	Business Day of Proposed Borrowing: April 26, 2013

b.	Amount of Proposed Borrowing: $750,000,000.00

c.	Interest rate option: $750,000,000.00 of LIBOR Rate Loans with an initial Interest Period of 3 months.

d.	Account Number and Location.

Bank Name:
Bank Address:

Account Name:
ABA Number:
Account Number:
Swift Number:
Non US Dollar:

7.
Status as a Lender. The Initial Tranche B-3 Lender acknowledges and agrees that, upon its execution of this Agreement and upon the New Effective Date, subject to the terms and conditions contained herein the Initial Tranche B-3 Lender shall become a "Lender" under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

8.
Credit Agreement Governs. Except as otherwise expressly set forth in this Agreement, the Tranche B-3 Term Loan Commitments and the Tranche B-3 Term Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents.

9.	Borrower Certifications. By its execution of this Agreement, the Borrower hereby certifies that on the date specified in Section 1:

a.	each of the conditions set forth in Section 4.01(b) and (c) of the Credit Agreement shall have been satisfied; and

b.	no Default or Event of Default shall exist on such New Effective Date before or after giving effect to Tranche B-3 Term Loan Commitments and the funding of the Tranche B-3 Term Loans thereunder.

10.
Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that the Borrower shall make any payments required pursuant to Section 2.14 of the Credit Agreement in connection with the Tranche B-3 Term Loan Commitments.

11.
Conditions to New Effective Date. The effectiveness of this Agreement shall be subject to the satisfaction (or waiver by the Initial Tranche B-3 Lender) of the following conditions precedent (the date on which such conditions are first satisfied or waived, the "New Effective Date"):

a.
Counterparts of (i) this Agreement, duly executed by the Agent, the Loan Parties and the Initial Tranche B-3 Lender and (ii) Consents duly executed by each of the Rolling Lenders shall have been delivered to the Agent.

b.
The Agent shall have received duly executed legal opinions from (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Co-Borrowers and Holdings, (ii) Troutman Sanders LLP, local Georgia counsel, and (iii) Schwabe Williamson & Wyatt, local Oregon counsel, in each case as to such matters as are reasonably required by the Agent (but excluding opinions relating to Mortgaged Properties), which opinions shall be reasonably satisfactory to the Agent.

c.
The Agent shall have received with respect to each Loan Party: (i) Organizational Documents certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and complete as of the New Effective Date or a certification that such Organizational Documents have not changed since the Second Amendment Effective Date; (ii) resolutions or other action duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; (iii) incumbency certificates and/or other certificates of Responsible Officers as the Agent may reasonably require providing evidence as to the identity, authority and capacity of each such Responsible Officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and (iv) such certificates of good standing or the equivalent from such Loan Party’s jurisdiction of organization or formation, as applicable, relating to the existence of each Loan Party, all in form and substance reasonably satisfactory to the Agent and its counsel.

d.
The Agent shall have received (i) the fees payable to Credit Suisse Securities (USA) LLC ("CS Securities") pursuant to that certain Engagement Letter dated as of April 9, 2013 (the "Engagement Letter") between the Borrower and CS Securities and (ii) to the extent invoiced before the New Effective Date, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document (including all reasonable fees, charges and disbursements of

Latham & Watkins LLP, counsel to the Agent), incurred in connection with this Agreement and the other transactions contemplated by the Engagement Letter.

e.
Substantially simultaneously with the making of the Tranche B-3 Term Loans, the Borrower shall use the proceeds thereof to prepay the outstanding Tranche B-1 Term Loans in full pursuant to Section 2.08 of the Credit Agreement, and to pay fees and expenses in connection therewith, and shall have paid all accrued and unpaid interest and premiums (if any) on the aggregate principal amount of the Tranche B-1 Term Loans.

12.
Post-Effective Date Covenants. The Loan Parties shall deliver, or cause to be delivered, to the Agent no later than the date occurring ninety (90) days after the New Effective Date (or such later date as may be acceptable to the Agent in its reasonable discretion), to the extent determined by the Agent to be reasonably necessary, each of the following items:

a.
to the extent necessary, fully executed and notarized mortgage modifications (each, a "Mortgage Modification"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each applicable Mortgaged Property;

b.
an opinion of counsel (which counsel shall be reasonably satisfactory to the Agent) in each state in which a Mortgaged Property for which a Mortgage Modification is required, is located with respect to the enforceability of such Mortgage as modified by the form of Mortgage Modification to be recorded in such state with respect to the Mortgaged Properties located therein and such other matters as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent; and

c.
with respect to the lender’s title insurance policy insuring each Mortgaged Property for which a Mortgage Modification is required, a mortgage modification endorsement with respect to such Mortgaged Property, executed by a title company reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent, insuring that the validity, enforceability and priority of the applicable mortgage, and the effectiveness of such title policy, shall remain unchanged following recordation of the related Mortgage Modification.

13.
Consent to Assignments. For purposes of Section 9.04(b) of the Credit Agreement, the Borrower hereby consents to any assignment by the Initial Tranche B-3 Lender or any of its Affiliates of all or any portion of the Tranche B-3 Term Loans during the initial syndication of the Tranche B-3 Term Loans to any assignee disclosed by CS Securities to the Borrower in writing prior to the New Effective Date.

14.
Eligible Assignee. By its execution of this Agreement, the Initial Tranche B-3 Lender represents and warrants that it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required thereunder).

15.	Notice. For purposes of the Credit Agreement, the initial notice address of the Initial Tranche B-3 Lender shall be as set forth below its signature below.

16.
Non‑U.S. Lenders. If the Initial Tranche B-3 Lender is a Foreign Lender, delivered herewith to the Borrower and the Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as may be required to deliver to the Borrower and the Agent pursuant to Section 2.15(e) of the Credit Agreement.

17.
Recordation of the Commitments. Upon execution and delivery hereof and the occurrence of the New Effective Date, the Agent will record the Tranche B-3 Term Loan Commitment of the Initial Tranche B-3 Lender and each Rolling Lender in the Register.

18.
Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto; provided, however, that from and after the New Effective Date, any amendments, modifications or waivers hereto shall be governed by the terms of Section 9.02 of the Credit Agreement.

19.
Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

20.
Acknowledgment and Consent. Holdings and each Subsidiary Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and the Guarantee and Collateral Agreement and this Agreement and consents to the amendment of the Credit Agreement effected pursuant to this Agreement. Holdings, the Borrower and each Subsidiary Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, in accordance with the Loan Documents, as amended by this Agreement, the payment and performance of all "Obligations" under each of the Loan Documents to which is a party (as each such term is defined in the applicable Loan Document). Holdings, the Borrower and each Subsidiary Guarantor acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Holdings and each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, the consent of Holdings and the Subsidiary Guarantors are not required by the terms of the Credit Agreement or any other Loan Document for the amendments to the Credit Agreement effected pursuant to this Agreement and (ii) nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of Holdings or such Subsidiary Guarantor, as the case may be, to any future amendments to the Credit Agreement or any other Loan Document.

21.
Notice pursuant to Section 2.24(a) of the Credit Agreement. The execution and delivery of this Agreement shall satisfy the notice requirements pursuant to Section 2.24(a) of the Credit Agreement in respect of the Borrower’s request to establish the Tranche B-3 Term Loan Commitments.

22. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

23.
Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

24.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

25.	Loan Document. This Agreement is a Loan Document.
[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this New Facility Joinder Agreement as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Initial Tranche B-3 Lender
By:    /s/ Robert Hetu
_____________________________
Name:    Robert Hetu
Title:    Authorized Signatory

By:    /s/ Patrick Freytag
_____________________________
Name:    Patrick Freytag
Title:    Authorized Signatory

Notice Address:

Attention:    Patrick Freytag
Telephone:
Facsimile:

HARLAND CLARKE HOLDINGS CORP.

By:    /s/ Peter A. Fera, Jr.
_____________________________
Name:    Peter A. Fera, Jr.
Title:    Executive Vice President and
Chief Financial Officer

[Signature Page to New Facility Joinder Agreement]

Consented to by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Agent

By:    /s/ Robert Hetu
_____________________________
Name:    Robert Hetu
Title:    Authorized Signatory

By:    /s/ Patrick Freytag
_____________________________
Name:    Patrick Freytag
Title:    Authorized Signatory

[Signature Page to New Facility Joinder Agreement]

Acknowledged and agreed by:

CA ACQUISITION HOLDINGS, INC.

By:    /s/ Paul G. Savas
_____________________________
Name:    Paul G. Savas
Title:    Executive Vice President and Chief Financial Officer

FANEUIL, INC.
FANEUIL TOLL OPERATIONS LLC

By:    /s/ Sam Rehm
_____________________________
Name:    Sam Rehm
Title:    Chief Financial Officer

HARLAND FINANCIAL SOLUTIONS, INC.
HARLAND FINANCIAL SOLUTIONS INDIA, LLC
HFS RESEARCH & DEVELOPMENT, INC.

By:    /s/ John Eric Cummins
_____________________________
Name:    John (Eric) Cummins
Title:    Executive Vice President and Chief Financial Officer

CHECKS IN THE MAIL, INC.
GLOBALSCHOLAR, INC.
GLOBALSCHOLAR SUB I LLC
GLOBALSCHOLAR SUB II LLC
HARLAND CLARKE CORP.
HFS SCANTRON HOLDINGS CORP.
JOHN H. HARLAND COMPANY OF PUERTO RICO
SCANTRON CORPORATION
SPECTRUM K12 SCHOOL SOLUTIONS, INC.

By:    /s/ Peter A. Fera, Jr.
_____________________________
Name:    Peter A. Fera, Jr.
Title:    Executive Vice President and Chief Financial Officer

[Signature Page to New Facility Joinder Agreement]

TRANCHE B-3 LENDER CONSENT

April 26, 2013

This Tranche B-3 Lender Consent (this "Consent") is in respect of the New Facility Joinder Agreement, to be dated on or around April 26, 2013 (the "New Facility Joinder Agreement"), which relates to that certain Credit Agreement, dated as of April 4, 2007 (as amended as of May 4, 2007, as further amended by that Amendment Agreement dated as of May 10, 2012 and as further amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"), among Harland Clarke Holdings Corp., a Delaware corporation (the "Borrower"), each Subsidiary Guarantor of the Borrower from time to time party thereto (each a "Subsidiary Co-Borrower" and, together with the Borrower, the "Co-Borrowers"), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent. Capitalized terms used and not otherwise defined herein or in the Election Notice Memorandum to which this Consent is attached shall have the respective meanings given to such terms in the New Facility Joinder Agreement or the Credit Agreement, as applicable.

FOR ROLLING LENDERS1

[Check ONLY ONE of the first two boxes below]

CASHLESS SETTLEMENT OPTION

☐    Each undersigned Tranche B-1 Term Loan Lender hereby commits an amount equal to 100% of the outstanding principal amount of the Tranche B-1 Term Loans held by such Tranche B-1 Term Loan Lender (as set forth below) to the Tranche B-3 Term Loans and irrevocably agrees to exchange (on a cashless basis) on the New Effective Date 100% of the outstanding principal amount of the Tranche B-1 Term Loans held by such Tranche B-1 Term Loan Lender (as set forth below) for Tranche B-3 Term Loans in an equal principal amount. By choosing this option each undersigned Tranche B-1 Term Loan Lender hereby acknowledges and agrees that (i) the Administrative Agent may, in its sole discretion, elect to exchange (on a cashless basis) less than 100% of the principal amount of such Lender’s Tranche B-1 Term Loans for Tranche B-3 Term Loans, in which case the difference between the current amount and the allocated amount will be prepaid on the Tranche B-1 Term Loans of such Lender on the New Effective Date and (ii) by selecting the Cashless Settlement Option, each undersigned Tranche B-1 Term Loan Lender hereby agrees to the terms of the Cashless Roll Letter posted on or around the date hereof to each lender that is a Tranche B-1 Term Loan Lender under and as defined in the Credit Agreement on the date hereof, among the Borrower, the Initial Tranche B-3 Lender and Credit Suisse AG, Cayman Islands Branch, and shall be a party to such Cashless Roll Letter, and be bound thereby, for all purposes hereof and thereof.

Tranche B-1 Term Loan Lender	Tranche B-1 Term Loans

Total
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1In the event of a de minimis discrepancy between the holding amount provided in the Consent and the holding amount recorded on the Administrative Agent's Register, the holding amount recorded on the Administrative Agent's Register shall prevail.

ASSIGNMENT SETTLEMENT OPTION

☐    Each undersigned Tranche B-1 Term Loan Lender hereby agrees to have an amount equal to 100% of the outstanding principal amount of the Tranche B-1 Term Loans held by such Lender (as set forth below) prepaid on the New Effective Date and to purchase by assignment Tranche B-3 Term Loans under the Credit Agreement, in an equal principal amount (or such lesser amount as is allocated to such Lender by the Administrative Agent).

Tranche B-1 Term Loan Lender	Tranche B-1 Term Loans

Total

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Consent to be duly executed and delivered by its proper and duly authorized officer(s).

[NAME OF INSTITUTION]

By: ______________________________________
Name:
Title:

If a second signature is necessary:

By: ______________________________________
Name:
Title:

Name of Fund Manager (if any): _______________________